Exhibit 10.10

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of July 19, 2019 (this “Amendment”), is entered into by and between ACCOLADE, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (the “Lender”).

RECITALS:

A.                                    Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 30, 2017, and that certain First Amendment to Loan and Security Agreement, dated as of March 22, 2018 (as may be amended, restated, supplemented, replaced, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement as amended hereby.

B.                                    Borrower has requested and Lender has agreed to amend the Loan Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Amendments

1.1                               Legend. Effective as of the date hereof, the legend on the cover page of the Loan Agreement is hereby amended and restated in its entirety as follows:

THIS LOAN AND SECURITY AGREEMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT AMONG SENIOR AGENT, BORROWER, AND LENDER DATED AS OF JULY 19, 2019, AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT MAY BE AMENDED, RESTATED, REPLACED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME.

1.2                               Commitment. Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Commitment. Subject to the terms and conditions of this Loan Agreement, Lender agrees (the “Commitment”) to advance to Borrower term loans in the aggregate principal amount of up to Twenty Two Million Dollars ($22,000,000) (the “Commitment Amount”) as follows: (i) on the Closing Date, a term loan (the “Initial Advance”) in an aggregate original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), such Initial Advance to be advanced in connection with the payoff of the amounts owing under the Prior Facility, as further detailed in the Payoff Letter, (ii) on or about March 22, 2018, an additional term loan in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “First Incremental

Advance”), and (iii) subject to satisfaction of the conditions set forth in Section 2.3, on or about July 19, 2019 (the “Funding Termination Date”), Lender agrees to advance an additional term loan to Borrower in the aggregate principal amount of Two Million Dollars ($2,000,000) (the “Second Incremental Advance”, together with the First Incremental Advance, each an “Incremental Advance” and collectively, the “Incremental Advances”, and the Incremental Advances, together with the Initial Advance, individually and collectively, the “Advances”). Each Incremental Advance shall not be in an amount of less than One Million Dollars ($1,000,000). Each Advance shall be made in accordance with and subject to the applicable provisions of Section 2 hereof.  The date of the Initial Advance is referred to herein as the “Initial Closing Date”, the date of the First Incremental Advance is referred to herein as the “First Incremental Closing Date”, and the date of the Second Incremental Advance is referred to herein as the “Second Incremental Closing Date”. Each of the Initial Closing Date, the First Incremental Closing Date and the Second Incremental Closing Date shall be referred to as a “Closing Date.”

1.3                               Interest, Payments, and Payment Terms. Effective as of the date hereof, Sections 1.2(a), 1.2(b), and 1.2(c) of the Loan Agreement are hereby amended and restated in their entirety as follows:

(a)                                 Interest.

(i)                                     For the period commencing on the Initial Closing Date and ending immediately prior to the Second Incremental Closing Date, interest shall accrue on the unpaid principal amount of the Advances outstanding from time to time at a rate equal to 11.75% per annum (the “Initial Interest Rate”).

(ii)                                  For the period commencing on the Second Incremental Closing Date and ending on the Maturity Date, interest shall accrue on the unpaid principal amount of the Advances outstanding from time to time in two components: (A) interest shall be payable in cash on the outstanding principal amount of the Advances (as increased by PIK Interest that is paid-in-kind as described in this Section 1.2) at a rate equal to 10.00% per annum (the “Cash Interest Rate”) and (B) interest shall be payable in-kind on (and thereby increase) the outstanding principal amount of the Advances (as such principal amount is increased from time to time) at a rate of 2.00% per annum (the “PIK Interest”).

(iii)                               Lender’s determination of the amount of the Advances outstanding at any time shall be conclusive and binding, absent manifest error.  Interest on the outstanding principal amount of the Advances will be computed on the basis of a year of 360 days and the actual number of days elapsed.

(b)                                 Payments of Interest.  Borrower shall pay accrued and unpaid interest on the Advances, monthly in arrears on the last business day of each calendar month, commencing on January 31, 2017, pursuant to Section 1.2(a); provided, that, the PIK Interest shall be payable as an increase in the principal amount of the Advances pursuant to Section 1.2(a)(ii)(B).  In addition, accrued and unpaid interest shall be payable on the maturity of the Advances, whether by acceleration or otherwise, and on the date of any prepayment (with respect to the amount prepaid).

(c)                                  Payments of Principal.  The entire outstanding principal balance of the Advances, all accrued and unpaid interest thereon (including PIK Interest), and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents shall be immediately due and payable on the earlier to occur of (1) an Event of Default consisting of an Insolvency Event, or (2) the date of a Change of Control, or (3) December 31, 2022 (the “Maturity Date”).

1.4                               Effective as of the date hereof, the phrase “the Warrant and the Second A&R Warrant” in Section 6.3(d) of the Loan Agreement and in the definition of “Material Adverse Effect” in Section 13 of the Loan Agreement is hereby replaced with the following phrase: “the Warrant, the Second A&R Warrant, and the 2019 Warrant”.

1.5                               Fees. Effective as of the date hereof, Section 1.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Fees. Borrower shall pay to EC Management Services, Inc., an Affiliate of Lender, (a) a facility fee in the amount of $200,000 (the “Closing and Arrangement Fee”) on the Initial Closing Date, (b) a facility fee in the amount of $20,000 on the Funding Termination Date (the “Second Incremental Facility Fee”), and (c) on the earlier to occur of the Maturity Date or the date the Obligations are repaid in full, a facility fee equal to the greater of (i) $160,000 or (ii) 1.00% of the aggregate amount of Advances funded pursuant to this Loan Agreement (the “Aggregate Facility Fee”, and together with the Closing and Arrangement Fee and the Second Incremental Facility Fee, the “Facility Fees”).

1.6                               Condition to Effectiveness of Accordion Feature. Effective as of the date hereof, Section 2.4 is hereby added to the Loan Agreement as follows:

Condition to Accordion. Prior to increasing the aggregate amount of the Maximum Senior Indebtedness Amount pursuant to the accordion feature pursuant to Section 2.12 of the Senior Loan Agreement, Borrower’s Eligible Monthly Recurring Revenue from Borrower’s top five customers shall not exceed 60% of Borrower’s total Eligible Monthly Recurring Revenue.

1.7                               Indebtedness. Effective as of the date hereof, Section 5.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Indebtedness. Borrower will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be liable for any Indebtedness other than Permitted Indebtedness or any refinancing under clause (h) of the definition of Permitted Indebtedness, or voluntarily prepay any Subordinated Debt, except in accordance with any applicable Subordination Agreement thereto, provided that, Borrower shall not at any time incur, assume, or be liable for secured Indebtedness in excess of the Maximum Senior Indebtedness Amount, including Indebtedness to Senior Lender and Lender (but in any case excluding any Permitted Indebtedness set forth in clauses (c), (d), (h) and (j) of the definition thereof and Indebtedness set forth in Schedule 5.4).

1.8                               Financial Covenants. Effective as of the date hereof, Section 5.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) Availability Covenant. Borrower shall, at all times, maintain, as of the last day of each calendar month, Liquidity of not less than (a) from the Second Incremental Closing Date until Senior Agent’s receipt of the financial statements for the Fiscal Year ending February 29, 2020, $10,000,000, and (b) from and after Senior Agent’s receipt of the audited financial statements required under Section 7.1(a) of the Senior Loan Agreement for the Fiscal Year ending February 29, 2020, and upon Senior Agent’s receipt of the audited financial statements required under Section 7.1(a) of the Senior Loan Agreement for each Fiscal Year thereafter, (i) if Annual Revenue Growth is greater than 25%, $10,000,000, (ii) if Annual Revenue Growth is greater than 10%, but less than 25%, $15,000,000, and (iii) if Annual Revenue Growth is less than 10%, $20,000,000, in each case tested as of the last day of each calendar month.

(b) Borrowing Base Covenant. Borrower hereby covenants and agrees that the definition of “Borrowing Base” and the component definitions thereof contained in Section 1.1 of the Senior Loan Agreement will not be amended, replaced, modified, deleted or revised in any way without prior written consent of Lender in Lender’s reasonable discretion if the effect of such amendment, replacement, modification, or revision would be to allow for advances that would not have been available under the definition of “Borrowing Base” contained in the Senior Loan Agreement as in effect on the Second Incremental Closing Date.

(c) Senior Financial Covenants. Borrower hereby covenants and agrees that the financial covenants contained in Section 7.9 of the Senior Loan Agreement as in effect on the Second Incremental Closing Date will not be amended, replaced, modified, or revised in any way that would be less restrictive than the financial covenants contained in the Senior Loan Agreement as in effect on the Second Incremental Closing Date without prior written consent of Lender in Lender’s reasonable discretion.

(d) Lender Financial Covenants. In the event that the obligations under the Senior Loan Documents are paid in full, Lender shall have the right to implement financial covenants so as to preserve, on substantially similar economic terms, the covenants in the Senior Loan Agreement as in effect on the Second Incremental Closing Date; provided, however, that if such payment in full occurs within 90 days of an event of default under such Senior Loan Documents, instead, Lender shall have the right to implement financial covenants, based upon Lender’s good faith business judgment, in consultation with Borrower and based upon the projections delivered to Lender by Borrower and consistent with methodology used by Senior Lender during the two-year period immediately prior to the repayment in full of the Senior Indebtedness.

1.9                               Definitions.

(a)                                 Effective as of the date hereof, Section 13 of the Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“2019 Warrant” means the Warrant to Purchase Common Stock issued in favor of Lender, dated July [   ], 2019.

“Annual Revenue Growth” has the meaning set forth in the Senior Loan Agreement as in effect on the Second Incremental Closing Date.

“First Incremental Advance” has the meaning set forth in Section 1.1.

“First Incremental Closing Date” has the meaning set forth in Section 1.1.

“Liquidity” has the meaning set forth in the Senior Loan Agreement as in effect on the Second Incremental Closing Date.

“MDInsider Acquisition” means the acquisition by Borrower, directly or indirectly, of all or substantially all of the assets or Equity Interests of MDInsider, Inc., a Delaware corporation.

“Second Incremental Advance” has the meaning set forth in Section 1.1.

“Second Incremental Closing Date” has the meaning set forth in Section 1.1.

“Second Incremental Facility Fee” has the meaning set forth in Section 1.3.

(b)                                 Effective as of the date hereof, the following definitions set forth in Section 13 of the Loan Agreement are hereby amended and restated as follows:

“Eligible Monthly Recurring Revenue” (or “EMRR”) shall have the meaning set forth in the Senior Loan Agreement as in effect on the Second Incremental Closing Date.

“Fiscal Year” means the twelve-month period ending on the last day of February each year.

“Interest Rate” means the Initial Interest Rate, the Cash Interest Rate, and the PIK Interest, as applicable and determined by context.

“Maturity Date” has the meaning set forth in Section 1.2(c).

“Maximum Senior Indebtedness Amount” means $50,000,000 of revolving loans, less revolving commitment reductions, to the extent such reductions are permanent; provided, that, subject to Section 2.4, in the event the necessary conditions are met and Borrower elects to increase the revolving facility, each pursuant to the accordion feature set forth in Section 2.12 of Senior Loan Agreement, the Maximum Senior Indebtedness Amount shall be $80,000,000 of revolving loans, less revolving commitment reductions, to the extent such reductions are permanent.

“Minimum Eligible Monthly Recurring Revenue” means the product of Eligible Monthly Recurring Revenue multiplied by the amounts set forth below:

Period:	Eligible Monthly Recurring Revenue multiplied by:
Funding Termination Date until December 31, 2019	10.00
January 1, 2020 until March 31, 2020	9.75
April 1, 2020 until June 30, 2020	9.50
July 1, 2020 until September 30, 2020	9.25
October 1, 2020 until December 31, 2020	9.00
January 1, 2021 until March 31, 2021	8.75
April 1, 2021 until June 30, 2021	8.50
July 1, 2021 until September 30, 2021	8.25
October 1, 2021 and thereafter	8.00

“Senior Agent” means Comerica Bank in its capacity as agent for the Senior Lenders.

“Senior Lenders” means, collectively, Comerica Bank and Western Alliance Bank, or any replacement or substitute lender permitted under the subordination agreement between Lender and the Senior Lender.

“Senior Loan Agreement” means that certain Credit Agreement dated as of July 19, 2019, by and among Borrower, Senior Agent and Senior Lenders, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein.

“Transaction Documents” means this Loan Agreement, the Warrant, the Second A&R Warrant, the 2019 Warrant, the Intellectual Property Security Agreement, each Subordination Agreement, and all other agreements, documents and instruments executed from time to time in connection herewith, as the same may be amended, supplemented, or otherwise modified from time to time as permitted herein.

(c)                                  Effective as of the date hereof, clause (l) of the definition of “Permitted Investments” set forth in Section 13 of the Loan Agreement is hereby amended and restated as follows:

(l)                                     (i) the MDInsider Acquisition, and (ii) the acquisition by Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests or property of another Person, provided that such transaction (x) does not in the aggregate exceed Five Million Dollars ($5,000,000) during any Fiscal Year and (y) Borrower’s consideration is in the form of Borrower’s equity securities; and

(d)                                 Effective as of the date hereof, the definition of “Permitted Indebtedness” set forth in Section 13 of the Loan Agreement is hereby amended by adding a new clause (m) as follows:

(m)                             Indebtedness in respect of indemnification, purchase price adjustments, earnouts, deferred purchase price or other similar obligations incurred by the Borrower in an acquisition permitted by clause (l) of the defined term “Permitted Investments”.

(e)                                  Effective as of the date hereof, the following definitions set forth in Section 13 of the Loan Agreement are hereby deleted:

“Cash Burn” shall have the meaning set forth in the Senior Loan Agreement as in effect on the Closing Date.

“Principal Commencement Date” has the meaning set forth in Section 1.2(c)(i).

“Principal Extension Facility Fee” has the meaning set forth in Section 1.3.

ARTICLE II

Conditions Precedent

2.1                               Amendment Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                 Amendment.  Lender shall have received this Amendment, duly executed by Borrower.

(b)                                 Note. Lender shall have received an Amended and Restated Secured Promissory Note, duly executed by Borrower.

(c)                                  Amended and Restated SBA Letter Agreement. Lender shall have received an Amended and Restated SBA Letter Agreement, duly executed by Borrower.

(d)                                 SBA Forms. Lender shall have received executed and completed SBA form 480, 652, and 1031, each in form and substance acceptable to Lender.

(e)                                  Letter of Direction. Lender shall have received a Letter of Direction, duly executed by the Borrower.

(f)                                   Authorization Agreement. Lender shall have received an Authorization Agreement, duly executed by Borrower.

(g)                                  Warrant. Lender shall have received the 2019 Warrant, duly executed by Borrower.

(h)                                 Warrant Shares. Borrower shall have authorized a sufficient number of shares of Common Stock to Permit Lender to fully exercise the 2019 Warrant.

(i)                                     Subordination Agreement. Lender shall have received the Subordination and Intercreditor Agreement, duly executed by Borrower and the Senior Agent.

(j)                                    Fees and Expenses.  Borrower shall have paid (i) the Second Incremental Facility Fee in immediately available funds for the Second Incremental Advance, which shall be fully earned and non-refundable, and (ii) all documented and reasonable legal and out-of-pocket costs and expenses of Lender incurred by it in connection with the preparation and negotiation of this Amendment, provided that the costs and expenses payable pursuant to clause (ii) shall not exceed $25,000.

(k)                                 Corporate Proceedings.  All consents of each of Borrower’s board of directors and stockholders necessary in connection with the Borrower’s execution, delivery and performance of this Amendment and the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Lender.

(l)                                     No Material Adverse Effect. No event or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect since the First Incremental Closing Date.

(m)                             No Default.  No default or Event of Default shall have occurred and be continuing.

(n)                                 Transaction Documents.  Each Transaction Document shall be valid and binding and in full force and effect.

ARTICLE III

Ratifications, Representations and Warranties

3.1                               Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower agrees that the Loan Agreement, as amended hereby, is legal, valid, binding and enforceable in accordance with its terms.

3.2                               Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment have been authorized by all requisite action on the part of Borrower and will not violate any organizational document of Borrower, (b) the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d)  Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby, and the other Transaction Documents to which it is a party or it or its property is subject.

ARTICLE IV

Miscellaneous

4.1                               Transaction Document.  This Amendment is a Transaction Document.

4.2                               Obligations.  This Amendment is not intended as and shall not be construed as a release or novation of any Indebtedness.

4.3                               Counterparts.  This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), all of which taken together shall constitute one and the same instrument.  In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

4.4                               GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL LAWS.

4.5                               ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

4.6                               Prior Agreement.  The Transaction Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but no such document shall otherwise be affected or the rights therein impaired.

4.7                               Acknowledgment of Borrower.  Borrower hereby acknowledges and agrees that:  (a) Borrower does not have any defense, offset, or counterclaim with respect to the payment of any sum owed to Lender, or with respect to the performance or observance of any warranty or covenant contained in the Transaction Documents; and (b) Lender has performed all obligations and duties owed to Borrower through the date hereof.

4.8                               Continuing Validity.  Borrower understands and agrees that in entering into this Amendment, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Transaction Documents.  Except as expressly modified pursuant to this Amendment, the terms of the Transaction Documents remain unchanged and in full force and effect. Lender’s entering into this Amendment in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of the Transaction Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this Section 4.8 apply not only to this Amendment, but also to all subsequent amendments.

4.9                               Further Assurances.  The parties hereto shall execute such other documents as may be reasonably necessary or as may be reasonably required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment.  Borrower also agrees to provide to Lender such other documents and instruments as it reasonably may request in connection with the modification effected hereby.

4.10                        Enforceability.  In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement, or any of the other Transaction Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal law or law of the State of Delaware would uphold or would enforce such challenged or questioned provision.

4.11                        JURY WAIVER; ARBITRATION.  LENDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT

CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN THE STATE OF DELAWARE IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

The Remainder of This Page Is Intentionally Left Blank.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first day above written.

BORROWER:

ACCOLADE, INC.

By:	/s/ Stephen Barnes
Name:	Stephen Barnes
Title:	Secretary

(Signature Page to Second Amendment to Loan and Security Agreement)

LENDER:

ESCALATE CAPITAL PARTNERS SBIC III, LP

By:	Escalate SBIC Capital Management III, LLC, its general partner

By:	/s/ Ross Cockrell
Name:	Ross Cockrell
Title:	Manager

(Signature Page to Second Amendment to Loan and Security Agreement)